Exhibit 99.1

FARO Technologies, Inc. 250 Technology Park Lake Mary, FL 32746

The Measure of Success	FOR IMMEDIATE RELEASE

FARO Appoints Joe Arezone Senior Vice President, Managing Director, Europe, Middle East and Africa

LAKE MARY, FL, November 4, 2014 – FARO Technologies, Inc. (NASDAQ: FARO) today announced Joe Arezone has been appointed Senior Vice President, Managing Director, Europe, Middle East and Africa. Mr. Arezone has previously served and will continue to serve as Senior Vice President, Managing Director, Asia Pacific Region.

Mr. Arezone has assumed responsibilities for the Company’s Europe, Middle East and Africa region as of November 4, 2014 and will continue to report to Jay Freeland, President and Chief Executive Officer.

“We are extremely pleased that Joe has accepted this significant role as we continue to execute on our sales, growth and operational strategies in the Europe, Middle East and Africa region,” stated Mr. Freeland. “Joe is a proven leader in achieving sustained sales and financial growth in global markets and mentoring employees at all levels. I believe this expanded role will take full advantage of the full range of Joe’s management talent and experience as we continue to drive FARO’s next wave of growth.”

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about FARO’s growth, demand for and customer acceptance of FARO’s products, anticipated improvement in the markets in which FARO operates, and FARO’s product development and product launches. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is”, “believe,” “continue,” “will,” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

•	declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions; and

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Part II, Item 1A. Risk Factors in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2014.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

About FARO

FARO is the world’s most trusted source for 3D measurement technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, rapid prototyping, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.

Approximately 15,000 customers are operating more than 30,000 installations of FARO’s systems, worldwide. The Company’s global headquarters is located in Lake Mary, FL; its European regional headquarters in Stuttgart, Germany; and its Asia/Pacific regional headquarters in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, Portugal, India, China, Malaysia, Vietnam, Thailand, South Korea, and Japan.

More information is available at http://www.faro.com